UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2009
KELLY SERVICES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-1088	38-1510762

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN	48084

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 362-4444
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On April 24, 2009 Kelly Services, Inc. (the “Company”) entered into an amendment of its $150 million unsecured multi-currency revolving credit agreement dated as of November 30, 2005. The Company also entered into corresponding amendments to its 5.5 billion yen term loan agreement dated as of November 7, 2007, and 9.0 million euro and 5.0 million UK pound syndicated term loan facility agreement dated as of October 3, 2008.

While the Company complied with its financial covenants under the three credit agreements as of December 31, 2008, the Company sought and received the amendments due to deteriorating business conditions during the first quarter of 2009. The worsening conditions caused the Company to believe it could be in violation of the interest coverage ratio covenants contained in its credit agreements as early as the end of the first quarter of 2009 without modification of the covenants. The interest coverage ratio is defined as the ratio of earnings before interest, taxes, depreciation and amortization (“EBITDA “) to interest expense.

The amendments modified the financial covenants contained in the Company’s credit agreements in the following manner:

•	Certain one-time cash charges for litigation and restructuring expenses are now excluded from all calculations including EBITDA.

•	The interest coverage ratio for the first quarter of 2009 must be at least 5.0 to 1.0.

•	The interest coverage ratio covenant for the second and third quarters of 2009 was replaced with a minimum EBITDA test.

•	The minimum permitted interest coverage ratio was changed and may not be less than the following: as of fourth quarter 2009, 3.5 to 1.0; as of the first and second quarters of 2010, 4.0 to 1.0; and thereafter, 5.0 to 1.0.

The amendments also modified certain other terms of the three credit agreements.

•	Certain payments, including dividends and stock repurchases, are restricted until December 31, 2009.

•	The Company’s interest expense will increase through arrangement fees, up-front fees, higher facility fees, and increased spreads on drawn debt.

•	The maturity date of the 5.5 billion yen term loan was changed from November 13, 2012 to October 3, 2011. In addition, the facility now amortizes with 12.5 percent of the original principal balance of loan facility to be repaid in November 2009, May 2010, November 2010, and May 2011. The remaining 50 percent of the original principal balance is due on the new maturity date of October 3, 2011.

A copy of the amendment to the $150 million unsecured multi-currency revolving credit facility is attached as exhibit 10.13 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On April 28, 2009, Kelly Services, Inc. (the “Company”) released financial information containing highlighted financial data for the three months ended March 29, 2009. A copy of the press release is attached as exhibit 99.1 herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.13 First Amendment to Loan Agreement, dated as of April 24, 2009.

99.1	Press Release dated April 28, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.
Date: April 28, 2009	/s/ Patricia Little
Patricia Little
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: April 28, 2009	/s/ Michael E. Debs
Michael E. Debs
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.13	First Amendment to Loan Agreement dated as of April 24, 2009
99.1	Press release dated April 28, 2009

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